UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2023 (March 6, 2023)

CME GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Package for Senior Advisor

On February 28, 2023, CME Group Inc. (“CME Group” or the “Company”) filed a Current Report on Form 8-K announcing that John W. Pietrowicz will retire from his position as Chief Financial Officer and Ms. Fitzpatrick will assume the role effective as of April 1, 2023. Mr. Pietrowicz will remain employed by the Company until December 31, 2023 in the role of Special Advisor. In connection with his retirement as Chief Financial Officer and his assumption of the role of Special Advisor, the CME Group Compensation Committee approved a compensation package (“Compensation Package”), effective as of April 1, 2023, for Mr. Pietrowicz. Under the Compensation Package for his services as Special Advisor, Mr. Pietrowicz shall (i) receive an annual base salary of $600,000, (ii) be eligible for a bonus opportunity under the Company’s annual incentive plan for the 2023 year (without any requirement to remain employed after such date) at a target of 100% of annual base salary earnings and (iii) be eligible for an annual equity award in 2023 under the Company’s omnibus stock plan at a target of 300% of annual base salary. In addition to the foregoing, Mr. Pietrowicz will remain eligible to vest in any previously granted equity awards while he serves as Special Advisor.

New Severance Program for U.S. Employees

On March 6, 2023, the Compensation Committee of CME Group approved a new severance plan for its U.S. employees (the “New Severance Plan”). The New Severance Plan replaces the CME Group Inc. Severance Plan for Eligible Executives and the CME Group Inc. Severance Plan, that were set forth as Exhibits 10.11 and 10.12, respectively, to the CME Group Annual Report on Form 10-K, filed on February 27, 2023.

Key terms of the New Severance Plan are: (i) severance schedule of two weeks per year of service, subject to a minimum of four weeks (all terminations) and a maximum of 38 weeks (for terminations due to performance) and 52 weeks (for terminations due to position eliminations) and (ii) eligibility for a severance payment in lieu of an annual bonus in connection with an involuntary termination due to a position elimination when the employee has worked at least six months of the year and whose termination was not performance based. The severance benefits are subject to the execution of a release of claims in favor of the Company.

The foregoing description is only a summary of certain terms of the New Severance Plan and is qualified in its entirety by the complete text of the New Severance Plan, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	CME Group Inc. Severance Plan, as amended and restated effective March 7, 2023.

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: March 10, 2023	By:	/s/ Jonathan Marcus
	Name:	Jonathan Marcus
	Title:	Senior Managing Director General Counsel Duly Authorized Officer